UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2024

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Nasser Khan as Chief Operating Officer

On May 23, 2024, Acadia Healthcare Company, Inc. (the “Company”) announced the appointment of Dr. Nasser Khan as the Chief Operating Officer of the Company, effective June 30, 2024.

Dr. Khan, age 45, joined the Company as Operations Group President for the Company’s comprehensive treatment center business line in September 2022. Prior to joining the Company, Dr. Khan served as the Senior Vice President, Operations at Shields Health Solutions, a national provider of specialty pharmacy services to health systems and a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA), from July 2020 to August 2022. Prior to that, Dr. Khan served as Head of Program & Chief Medical Officer at Biograph Inc., a healthcare technology company, from May 2017 to June 2020. He also held a series of progressive operational leadership roles at DaVita, Inc. as Division Vice President of Hospital Services, Regional Operations Director, and Director of Strategy & Special Projects. Early in his career, Dr. Khan spent time as an Engagement Manager at McKinsey & Company, a leading global consulting firm. Dr. Khan holds a Doctor of Medicine (M.D.), a Master of Medical Science (M.M.S.) and a Bachelor of Arts in Human Biology from Brown University.

There are no arrangements or understandings between Dr. Khan and any other person pursuant to which Dr. Khan was appointed as Chief Operating Officer. There are no family relationships among any of the Company’s directors or executive officers and Dr. Khan.

Employment Agreement with Dr. Khan

In connection with his appointment, the Company and Dr. Khan have entered into an employment agreement (the “Employment Agreement”), pursuant to which Dr. Khan will be entitled to the following compensation: (i) an annualized base salary of $515,000 per year, subject to increase by the Company’s Board of Directors (the “Board”) or the Compensation Committee (the “Compensation Committee”) of the Board (“Base Salary”); (ii) eligibility to earn a target annual cash bonus of 85% of Base Salary in accordance with the Company’s annual bonus plan applicable to senior executives if and only if the performance criteria specified by the Board or the Compensation Committee for such year have been achieved, as determined by the Board or the Compensation Committee in its sole discretion; (iii) annual grants of long-term incentive awards in amounts as determined by the Compensation Committee and on terms and conditions comparable to the Company’s other executive officers; and (iv) eligibility for severance benefits upon the termination of Dr. Khan’s employment without Cause (as defined in the Employment Agreement) or due to his resignation for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”). The annual grants of long-term incentive awards described above will be subject to the terms and conditions of award agreements that are substantially consistent with the award agreements issued to the other executive officers of the Company.

Upon a Qualifying Termination, Dr. Khan will be eligible to receive (i) his unpaid Base Salary through the date of termination (the “Termination Date”); (ii) an amount equal to the actual annual cash bonus amount to which he would be entitled with respect to the calendar year in which the Termination Date occurs, determined based on achievement of the performance objectives specified in Dr. Khan’s bonus plan for such year, as determined by the Board or the Compensation Committee in its sole discretion, which amount shall be prorated based on the actual number of days elapsed in such year prior to the Termination Date; (iii) an amount equal to one times the target annual cash bonus amount to which Dr. Khan would be entitled with respect to the calendar year in which the Termination Date occurs, determined as if all of the performance objectives specified in Dr. Khan’s bonus plan for such year have been achieved at the target level, whether or not such objectives actually have been achieved as of the Termination Date; (iv) an amount equal to 12 months of his Base Salary as in effect on the Termination Date (such 12-month period, the “Severance Period”); (v) payment of the annual cash bonus for the prior year, to the extent not previously paid; (vi) payment in respect of any unused paid time off and sick pay of Dr. Khan, in such amounts as have accrued as of the Termination Date, and reimbursement of any business expenses incurred by Dr. Khan but not reimbursed prior to the Termination Date; and (vii) reimbursement for the cost of any COBRA (as defined in the Employment Agreement) premiums incurred by him during the Severance Period. Upon a Qualifying Termination, all equity and equity-based awards granted to Dr. Khan prior to the Termination Date (the “Equity Awards”) shall be treated as set forth below: (A) the Equity Awards subject to time-based vesting requirements will be deemed fully vested on the Termination Date; and (B) the Equity Awards subject to performance-based vesting requirements will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions, subject to the terms and conditions set forth in the applicable award agreement and/or governing documentation.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

John Hollinsworth Retirement

On March 23, 2024, the Company announced that John S. Hollinsworth will retire from his position as the Company’s Executive Vice President of Operations effective June 30, 2024. In connection with his retirement from the Company, the Company entered into a separation and consulting agreement (the “Hollinsworth Separation and Consulting Agreement”) with Mr. Hollinsworth. Pursuant to the Hollinsworth Separation and Consulting Agreement, Mr. Hollinsworth will make himself available to provide transition advisory services during the period immediately following Mr. Hollinsworth’s resignation and ending on December 31, 2024 in exchange for a monthly payment of $10,000. In addition, Mr. Hollinsworth will remain eligible to earn an annual cash bonus for the 2024 performance year, determined based on actual performance achievement, as determined by the Board or the Compensation Committee in its sole discretion, which amount shall be prorated based on the actual number of days elapsed during the 2024 calendar year prior to Mr. Hollinsworth’s resignation.

The foregoing description of the Hollinsworth Separation and Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Hollinsworth Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further discussed in Item 5.07 below, on May 23, 2024, at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”), the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board, as more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2024. The amendment became effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 23, 2024.

The foregoing description of the amendment to the Certificate of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, a copy of which is included in the complete copy of the Certificate of Incorporation, as amended, attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 23, 2024. The proposals considered at the Annual Meeting were voted on as follows:

1. The individuals listed below were elected to serve as Class I directors until the Company’s annual meeting of stockholders in 2027 or until their successors have been elected and take office. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
E. Perot Bissell	70,770,458	15,566,099	28,042	2,344,663
Vicky B. Gregg	83,679,485	2,659,998	25,116	2,344,663
Christopher H. Hunter	85,081,817	1,258,404	24,378	2,344,663

2. The Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation to declassify the Board, by the following vote::

For	Against	Abstain	Broker Non-Votes
86,345,351	9,432	9,816	2,344,663

3.  The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Company’s definitive proxy statement filed with the SEC on April 9, 2024), by the following vote:

For	Against	Abstain	Broker Non-Votes
84,812,413	1,519,977	32,209	2,344,663

4. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, by the following vote:

For	Against	Abstain
88,107,702	576,276	25,284

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as amended

10.1	Employment Agreement, dated as of May 23, 2024, by and between Acadia Management Company, Inc. and Dr. Nasser Khan

10.2	Separation and Consulting Agreement, dated May 23, 2024, between Acadia Management Company, LLC and John S. Hollinsworth

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Secretary and General Counsel